UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2010

AMERIPRISE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32525	13-3180631
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 Ameriprise Financial Center Minneapolis, Minnesota	55474
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (612) 671-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01       Regulation FD Disclosure.

Ameriprise Financial, Inc. (the “Company”) is providing information concerning its investments in debt or securities issued by certain sovereign obligors and non-U.S. domiciled banks.

As of March 31, 2010, the Company held $108 million in fair value of securities issued by sovereign obligors, with an unrealized net gain of $15 million.  The largest exposures consist of $35 million issued by Canadian Provinces, $31 million issued by Brazil and $11 million issued by Russia.

As of March 31, 2010, the Company held $538 million in fair value of securities issued by non-U.S. domiciled banks, with an unrealized net loss position of $5 million.  The largest exposures consist of $277 million issued by banks domiciled in the United Kingdom, $89 million issued by banks domiciled in the Netherlands and $61 million issued by banks domiciled in Spain.

Additional information can be found in the April 26, 2010, Invested Assets Summary, which has been updated as of today’s date, available at ir.ameriprise.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERIPRISE FINANCIAL, INC.
(Registrant)

Date: April 28, 2010	By:	/s/ David H. Weiser
David H. Weiser
Senior Vice President
and Assistant General Counsel